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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-A/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12 (B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           Pacer International, Inc.
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            (Exact name of registrant as specified in its charter)

                 Delaware                               94-3285040
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   (State of incorporation or organization) (I.R.S. Employer Identification No.)
      3746 Mt. Diablo Boulevard,
Suite 110 Lafayette, California                              94549
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(Address of principal executive offices)                   (Zip Code)


If this form relates to the registration    If this form relates to the regist-
of a class of securities  pursuant to       ration of a class of securities
Section 12(b) of the Exchange Act and is    pursuant to Section 12(g) of the
effective pursuant to General Instruction   Exchange Act and is effective
A.(c), please check the following box.      pursuant to General Instruction A.
                                            (c), please check the following
[ ]                                         box. [X]


Securities Act registration statement file number to which this form relates:
333-53983
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Securities to be registered pursuant to Section 12(b) of the Act:

  Title of each class                         Name of each exchange on which
  to be so registered                         each class is to be registered

          None                                              None
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Securities to be registered pursuant to Section 12(g) of the Act:

        Title of each class                   Name of each exchange on which
       to be so registered                    each class is to be registered

Common Stock (par value $.01 per share)           Nasdaq National Market
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

  The Registrant's Common Stock, par value $.01 per share (the "Common Stock") is to be registered. The description of the Common Stock will be set forth under the caption "Description of Capital Stock" in the Registrant's Prospectus, to be filed pursuant to Rule 424(b) under the Securities Act of 1933 and forming part of the Registrant's Registration Statement on Form S-1 (No. 333-53983), as amended, and is incorporated herein by reference.

ITEM 2.  EXHIBITS.

  All exhibits required by Instruction II to item 2 will be supplied to the Nasdaq National Market.


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                                   SIGNATURE

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


 Dated: July 30, 1998
                                               PACER INTERNATIONAL, INC.


                                               By:  /s/ Donald C. Orris
                                                    ---------------------------
                                                    Name: Donald C. Orris
                                                   Title: President and Chief
                                                          Executive Officer


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